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                                                                     Exhibit 23

                             ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in the Registration Statement of H. J. Heinz Company Employees Savings Plan on Form S-8 (File No. 2-51719) of our report dated June 28, 1994 on our audits of the financial statements of the H. J. Heinz Company Employees Retirement and Savings Plan as of
December 31, 1993 and 1992 and for the years then ended, which report is included in this Annual Report on Form 11-K.

                                                         COOPERS & LYBRAND

Pittsburgh, Pennsylvania
June 28, 1994